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                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fair Lanes, Inc.:

We consent to the use of our report dated September 10, 1993 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        KPMG PEAT MARWICK LLP

/s/ KPMG Peat Marwick LLP
Baltimore, Maryland
July 19, 1996